UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2012

NORTHSTAR ELECTRONICS, INC.

 (Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

333-90031                             33-0803434

 (Commission File Number)      (IRS Employer Identification No.)

Suite # 410 - 409 Granville Street,

Vancouver, British Columbia, Canada V6C 1T2

(Address of principal executive offices and zip Code)

(604) 685 0364

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1. Item 1.01 Entry into a Material Definitive Agreement

The Company, Northstar Electronics, Inc. (“NEI”) acquired, on May 23, 2012,  Echotec Sonar Corporation ( “Echotec Sonar”), a corporation organized and existing under the laws of Ontario and having its principal place of business at 2 Carlisle Circle, Ashton, Ontario, Canada. The Company acquired all of the capital stock of Echotec Sonar, which represented one hundred percent (l 00%) of the issued and outstanding capital stock of  Echotec Sonar.

For the acquisition, the Company agreed to issue 10,000,000 shares of common stock under Rule 144 plus 6,000,000 share purchase warrants, where one warrant plus $0.10 can purchase one additional share of common stock of NEI.

Each of the warrants has a term of three years, commencing at the date of vesting of each warrant. The Northstar shares and the warrants are collectively the "Stock Purchase Price" and bear a restrictive legend.

The shares will be held in escrow and released as follows: On the one year anniversary date of the closing of the transaction, one third of the shares shall be delivered to the former shareholders of Echotec Sonar, an additional third on the second anniversary, and the final third on the third anniversary.

Item 9.01.

Financial Statements and Exhibits

(d)

Exhibits

Exhibit 10.1	Echotec Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                           NORTHSTAR ELECTRONICS, INC.

                                                              By:

/s/Wilson Russell

          Name: Wilson Russell

                                                         Title:  President and Chief Executive Officer

Dated: May 30, 2012